Exhibit 10.1

FOURTH AMENDMENT

TO

REVOLVING PURCHASE, LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO REVOLVING PURCHASE, LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of April 15, 2022, by and between UNIQUE LOGISTICS INTERNATIONAL, INC., a Nevada corporation (“Parent”), UNIQUE LOGISTICS HOLDINGS, INC., a Delaware corporation (“Holdings”) UNIQUE LOGISTICS INTERNATIONAL (NYC), LLC, a Delaware limited liability company (“New York”), UNIQUE LOGISTICS INTERNATIONAL (BOS), INC., a Massachusetts corporation (“Boston” and, together with Parent Holdings and New York, collectively, “Seller”) and TBK BANK, SSB, a Texas State Savings Bank (“Purchaser”).

WHEREAS, Seller and Purchaser have entered into financing arrangements as set forth in that certain Revolving Purchase, Loan and Security Agreement, dated June 1, 2021, by and between Seller and Purchaser (as amended, restated, renewed, extended, supplemented, substituted and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, Seller has requested that Purchaser make certain amendments to the Loan Agreement in accordance with the terms hereof.

NOW, THEREFORE, upon the mutual agreements and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Loan Agreement.

2. Amendments.

(a) Eligible Account. Clause (i) of Section 22 of Exhibit 1 to the Loan Agreement is deleted in tis entirety and the following substituted therefor:

“(i) such Purchased Account is not unpaid for more than ninety (90) days from invoice date (or, solely with respect to Accounts owing from Electrolux S.EA. Pte Ltd or HP Inc., one hundred twenty (120) days from invoice date),”

(b) Maximum Facility. Section 37 of Exhibit 1 to the Loan Agreement is deleted in its entirety and the following substituted therefor:

“37. “Maximum Facility” – (a) during the Temporary Increase Period, Fifty Seven Million Five Hundred Thousand Dollars ($57,500,000) and (b) at all times thereafter, Forty Seven Million Five Hundred Thousand Dollars ($47,500,000).”

(c) Temporary Increase Period. Exhibit 1 to the Loan Agreement is amended to add the following new Section 53 at the end thereof:

“53. Temporary Increase Period. The period commencing on April 15, 2022 through and including October 15, 2022.”

3. Amendment Closing Fee. In addition to all other fees, costs and expenses payable by Seller to Purchaser under the Loan Agreement, Seller shall pay to Purchaser an amendment closing fee equal to $50,000 (the “Amendment Closing Fee”). The Amendment Closing Fee shall be fully earned, due and payable as of the date hereof and nonrefundable in any event.

4. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the receipt by Purchaser of an original (or electronic copy) of this Amendment duly authorized, executed and delivered by Seller.

5. Effect of this Amendment. Except as amended pursuant hereto, no other amendments or modifications to the Loan Agreement are intended or implied and in all other respects the Loan Agreement is hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the Loan Agreement, the terms of this Amendment shall control.

6. Further Assurances. Seller shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Purchaser to effectuate the provisions and purposes of this Amendment.

7. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

8. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of Texas (without giving effect to principles of conflict of laws).

9. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment, and any party delivering such an executed counterpart of the signature page to this Amendment by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Amendment to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

SELLER:

UNIQUE LOGISTICS INTERNATIONAL, INC.

By:	/s/ Sunandan Ray
Name:	Sunandan Ray
Title:	CEO

UNIQUE LOGISTICS HOLDINGS, INC.

By:	/s/ Sunandan Ray
Name:	Sunandan Ray
Title:	CEO

UNIQUE LOGISTICS INTERNATIONAL (NYC), LLC

By:	/s/ Sunandan Ray
Name:	Sunandan Ray
Title:	CEO

UNIQUE LOGISTICS INTERNATIONAL (BOS), INC.

By:	/s/ Sunandan Ray
Name:	Sunandan Ray
Title:	CEO

PURCHASER:

TBK BANK, SSB

By:	/s/ Anthony Epperson
Name:	Anthony Epperson
Title:	Vice President

[Signature Page to Fourth Amendment to Loan Agreement]